Joint Development Agreement

This Joint Development Agreement is made and entered into on August 31, 2001 in Linze County, Gansu Province by and between:

Party A: Corn Research Institution of Li County in Hebei Province
Address:
Legal Representative:

Party B: Linze Origin Seed Technology Development Limited
Address: Bayi Rd, Linze County, Gansu Province
Legal representative: He Chengquan

For the purpose of accelerating the development and application of new variety of corn, and through equal and friendly negotiation, the parties agreed as follows:

                             Article One the Purpose

The parties  shall  jointly  develop  the Liyu No. 8, Li No.  168,  Liyu No.
15(1999),Li No. 9918,etc. new variety of corn which selected and grown by Party A.

                             Article Two the Method

2.1 Party A shall provide parent seeds and other relevant technical materials of Liyu No. 8, Li No. 168, Liyu No. 15(1999),Li No. 9918,etc., and be responsible to review and further improvement.

2.2 Party A shall be responsible to the training and instruction to the seed production personnel from Party B.

                             Article Three Ownership

3.1 The possession of application right of variety and variety right is owned by Party A, and Party A shall not transfer aforesaid rights to any Entities or persons other than Party B.

3.2 Provided that Party is terminated due to dissolution or other causes, the jointly developed application right of variety and variety right shall be transferred to Party B automatically without any costs, only if Party B shall not infract the right of authorship of breeder and other rights incidental to individuals.

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                  Article Four Responsibilities of Party A

4.1 Party A licenses Party B to have the exclusive use right of listed four varieties. Without Party B's written consent, Party A shall not license the right to any other party.

4.2 Party A shall not solely produce the jointly developed corn hybridized seed:
Part A shall follow the common sales policy of Party B.

4.3 Provided that the hybridized seed jointly developed by both parties obtains the new variety right of plant, Party A shall be responsible for the payment of annual fee in accordance with the China's policies, to prevent the earlier termination of the protection term of new variety right.

                  Article Five Responsibilities of Party B

5.1 Party B shall be responsible for the (2)1/4uademonstration and promotion.

5.2 Party B shall be responsible for the market investigation, planning, and shall decide and organize the implement of produce, processing, and sales etc. of the parent propagation and hybridized seed.

                       Article Six Common Responsibilities

6.1 Both Parties shall neither carry out any corporation or transfer with any third party nor help any third party on the usage of all jointly developed variety.

6.2 Both Parties shall strictly keep the all jointly developed parental seeds, relevant technical materials and its business confidential.

6.3 Both Parties hereby guarantee that the persons who execute this agreement are the legal representatives or the authorized representatives of both Parties, and they have authority to execute this agreement on behalf of both Parties.

6.4 Within the term of this agreement, provided that both Parties find any fake commodities of their products or other conduct which infract their right, they have the obligation to notify each other and actively take action to prevent such infraction.

                               Article Seven Costs

The costs shall be counted of 0.4 RMB for each Kilogram of hybridized seed produced by Party B from Year 2001. The aforesaid settlement shall be made after the annual hybridized seed distribution season (at the end of June of next producing year). It shall be partially made properly ahead of schedule (at the end of March of next producing year) if Party A's financing operation is acceptable. Party B shall notify Party A in respect of the material quantity of production and distribution, while Party A shall keep such information confidential.

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                              Article Eight Remedy

Provided that other individuals will produce or distribute any hybridized seed during and after the procedure of application of such variety right (included but not limitied the term from the date issuing notice of preliminary review till the date authorizing variety right), Party A shall transfer the right of recovery in writing to Party B, and grant Party B to recover the damages on its own. The proceeds from recovery shall be equally obtained by both Parties after deducting necessary costs incurred to Party.

                       Article Nine Breach and Liabilities

Any default of any term of this agreement shall be a breach. Breaching Party shall be liable for actual economic loss that the other Party incurs and shall compensate the other Party for such loss.

                              Article Ten Amendment

Any amendment or supplement to this agreement shall be made in writing and shall be an integral part of this agreement.

            Article Eleven Governing Law and Dispute Resolution

11.1 This Agreement shall be governed and protected by laws of the People's Republic of China.

11.2 The Parties shall strive to settle any dispute arising out of or in connection with this effectiveness, interpretation or performance of this Agreement through friendly consultations. If no settlement can be reached through consultations within sixty (60) days after one Party notice such dispute to the other, such dispute shall settled by the court with jurisdiction. Unless otherwise determined by the court, the litigation cost shall be borne by the losing Party.

               Article Twelve Effectiveness and Miscellaneous

12.1 This agreement shall become effective upon its execution and seal by both Parties.

12.2 This agreement in written in two originals and each Party shall keep one originals. Each original shall have the same legal validity and effect.

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12.3  Either  Party  shall  obtain a written  content  from the  other  Party to terminate this Agreement.

12.4 Any other matters shall be revolved by the Parties through consultation.

12.5 This Agreement shall be formally executed on the date written on the first page in Linzi County, Gansu Province.

Party A: Corn Research Institution of Li County in Hebei Province
Legal Representative: Zhao Jinlin

Party B: Linze Origin Seed Technology Development Limited
Legal representative: He Chengquan

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                          Technology Transfer Agreement

Yuyu No. 22 (Original name: Yudan No. 8703), a new variety of corn gown by Henan Agriculture University has been approved by the Henan Variety Examination and Approval Committee, and has been demonstrated in Henan Province, Gansu Province and Shan'xi Province. Compared with other varieties which are highly promoted at local areas, it has a distinct advantage on production increase. For the purpose of promoting such variety, After friendly negotiations, Henan Agriculture University (Party A) and Beijing Origin Seed Limited (Party B) has entetred into the following agreements:

I. Right, Responsibilities and Obligations of Party A:

1. Intellectual Property of this variety and parent breeding shall be owned by Party A.

2. Party A shall be responsible to notify this variety and accomplish the National reviewing process by 2000.

3. Party A agrees that Party B shall have the right of producing and right of distribution, and parental propagation right of production of this variety from 1998i(pound)

4. Party A shall assist Party B on building demonstration base in the areas which are suitable for the growth within or outside the territory of Henan Province, and exploiting the seed market.

5. Party A shall be responsible to provide the technical materials and technical instruction of planting of seed production and hybridized seed.

6. Party shall supervise the seed quality and planting area of this variety.

7. Party A shall accomplish the New Plant Variety Protection Notification process of this variety.

II. Right, Responsibilities and Obligations of Party B:

1. Party B shall obtain the parental propagation right of production of hybridized seed and distribution right of Yuyu No. 22 by way of payment of technology licensing fee.

2. Method of payment of technology licensing fee: Party B shall notify to Party A the seed production area of Yuyu No.22 according to the facts by the end of July every year, and make the payment of technology licensing fee by 20RMB each Mu (a unit of area) ofseed production area by the end of December. Provided that Party A has any demurrer regarding the seed production area, it may conduct a spot-test or inspection of aniseed production area at any time, Party shall actively cooperate.

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3. Party B shall be fully  responsible for the production of hybridized seed and the parental propagation right of production, and guarantee the quality of seed to ensure interests of seed user, and reputation of variety.

4. Party B shall endeavor to support the technical development of Party A and provide necessary sponsorship.

5. Party B shall respect and maintain intellectual property of new variety and its parental selection and breeding of Party A. Party B shall guarantee the propagation of Yuyu No.22 parental inbredline is only used for producing the hybridized seed of Yuyu No.22. Party B shall use one of the parental group to mate other hybridized seeds. Both Parties shall enter into other agreements to stipulate the charge of using and detailed rules.

III. Breach and Liabilities

1. Both Parties shall jointly maintain the intellectual property of new variety and its parental and all terms stipulated in this agreement. Any default of any term of this agreement by either Party shall be a breach. Non-Breaching Party shall be entitled to the remedy of economic damages.

2. This agreement shall become effective upon its execution by both Parties. Any other matters shall be revolved by the both Parties through consultation. This agreement shall have two originals and each Party shall keep one original.

Party A: Henan Agriculture University
Legal Representative:

Party B:Beijing Origin Seed Limited
Legal Representative:

                                                               February 28, 1998

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       Agreement on the Joint Development of Cross Bred Corn E Yu 10

Party A: HUBEI PROVINCE SHIYAN AGRICULTURE SCIENCES INSTITUTE

Party B: BEIJING ORIGIN SEED LIMITED

WHEREAS,

The Agreement on the Joint Development of New Cross Bred Corn E Yu 10 between Party A and Party B was expired on December 31,2004. Based on the prior cooperation, after friendly negotiations, with respect to the further joint development of E Yu 10 ("this Variety"), Party A and Party B hereby agree as follows:

Article 1.  Implementary Method and Sales of this Variety

1.1 Besides Party A has the right to produce and sale this Variety, Party A licenses Party B the right to produce and sale E Yu 10. Party A shall not license the right to produce and sale this Variety to any other party.

1.2 The implementary method adopted by the parties for this Variety as follows: To produce directly by themselves (including their branch offices) or to appoint a producing entity to produce this Variety on behalf of the parties; in the event of appointing a producing entity to produce this Variety, and shall not permit the producing entity to produce this Variety on behalf of itself.

      In the event of sales this Variety, shall sale on behalf of the parties and/or by their trademark or package, and shall not permit any other party to sale this Variety on behalf of itself and/or by its trademark or package.

      The activity that any other entity or individual resale this Variety purchased from Party A or Party B shall be treated as the daily operating activity of Party A or Party B.

1.3 Party A and Party B carry their marketing development activities through their own sales channels and in the Variety names "E Yu 10" and "Lin Ao 4 (E Yu 10)" respectively.

      "Their own sales channels" in this provision refers to the parties' direct sales or producing, processing and packaging this Variety's productions and providing to their distributors directly. The first level distributors of the parties can sale their purchased seeds through their own channel.

1.4 For the purpose of regulating the market operation and maintaining the market system, the parties agree to call a meeting for coordinating market before annual market start-up (October 10), by this means to agree on the sales price and channel and supervise each other to implement.

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Article  2.  Upholding  the  Rights  and  Cracking  down  on  Counterfeiting
Offenses

2.1 Both parties have the responsibilities of upholding the right and cracking down on counterfeiting offenses to this Variety.

2.2 Party A grant Party B to carry on the responsibility of upholding the rights and cracking down on counterfeiting offenses over the whole country's producing bases (including parental propagation, producing seeds); this Agreement could be presented to enforcement office as the proof of Party B's upholding the rights and cracking down on counterfeiting offenses;

      Party A carries on the responsibility of upholding the rights and cracking down on counterfeiting offenses over the whole country's sales market; All cases of infringements of producing right detected by each party shall be delivered to Party B, and all cased of infringements of sales right or counterfeits shall be delivered to Party A; Both parties shall settle down their responsible cases (The standard for cracking down on counterfeiting offenses over the producing bases is neither entering markets nor entering litigation process; the standard for cracking down on counterfeiting offenses over the sales market is not to sale this Variety any more); in the event that the full efforts are not applied to upholding the rights and cracking down on counterfeiting offenses, this party shall pay the other party 10,000 RMB for each time's damage.

2.3 the cost of upholding the rights and cracking down on counterfeiting offenses and the beneficial interest shall refer to the principle of " who is the party to uphold the rights and crack down on counterfeiting offenses, it is the party to attribute it, then it is the beneficiary".

2.4 In all activities of upholding rights and cracking down on counterfeiting offenses, both parties shall act in the interests of both parties, support each other, assistant each other and ensure the succeed of upholding rights and cracking down on counterfeiting offenses.

Article 3.   Producing seeds

3.1 In the term of this Agreement, Party B shall take the full responsibility of the reproducing of Party B self-used parental inbredline seeds, however, in accordance with the second year's dosage of production, Party B shall pay the parental fee (8 RMB/Kg) to Party A;

3.2 Party B shall reproduce parentalal inbredline on behalf of Party A, Party A pay Party B the cost of parental inbredline.

3.3 In the term of this Agreement, the cross bred seed of this Variety shall be produced by Party B and guarantee the qualification of the seeds.

3.3 Both parties shall hold a meeting for producing coordination before February 10 every year, They shall report and confirm the Cross Bred Seed's Production Plan respectively, propose the following year's seed production plan and the required quantity of parental seeds plan.

Article 4.   The Charge for Using This Variety

4.1 Party B shall pay the charge for using this Variety on time; in the term of this Agreement both parties shall enjoy the right of using this Variety equally;

4.2 The charge for using this Variety shall base on the sales revenue upon the rate of 0.65 RMB/ Kg.

4.3 Once every year's sales is closed, Party B shall report the quantity sold and the quantity of parental seeds used in the last year to Party a in writing, and after Party A confirm it in writing, all payment shall be paid in 7 working days.

4.4 Party B shall report Party A the actual area for parental propagation and producing seeds; at the same time Party A can inspect the production area and quantity of sales and Party B shall fully cooperate with Party A.

Article 5.   Liabilities for Breach of this Agreement

5.1 Party A guarantee that it will not license the right of using this Variety to any third party, otherwise Party A will afford the direct economic loss and receivable benefit's loss to Party B; the formula for receivable benefit is: other party's quantity of production or quantity of sales X half a kilogram of this Variety's sales revenue of Party B.

5.2 Party B shall fully pay the using fee of this Variety to Party that it is due to pay, and the fine for delaying payment to Party A is 0.5 percentage of the amount per day.

Article 6.    Miscellaneous

6.1 Both parties shall keep confidential to their knowledge of the other party's trade secrets such as production plan and market launch for this Variety and its parental autocopulation.

6.2 The period of validity of this Agreement is three operating year, it is from January 10, 2005 to January 10, 2008 (the actual period for implement of this Agreement is until the seeds produced in 2007 be sold out).

6.3   Any other matters shall be revolved by the Parties through consultation.

6.4 This Agreement includes four counterparts and each party holds two of them, and all of them will be effective on the executive date.

Party A:
Legal Representative
Date

Party B
Legal Representative
Date